Exhibit 10.1

EXECUTION VERSION

St. Jude Medical, Inc.

$1.0 BILLION AGGREGATE PRINCIPAL AMOUNT

1.22% CONVERTIBLE SENIOR DEBENTURES

DUE 2008

PURCHASE AGREEMENT

dated April 19, 2007

Banc of America Securities LLC

Purchase Agreement

April 19, 2007

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York , NY 10019

          As Representative of the several Initial Purchasers

Ladies and Gentlemen:

          Introductory. St. Jude Medical, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $1.0 billion in aggregate principal amount of its 1.22% Convertible Senior Debentures due 2008 (the “Firm Debentures”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $200 million in aggregate principal amount of its 1.22% Convertible Senior Debentures due 2008 (the “Optional Debentures”), as provided in Section 2. The Firm Debentures and, if and to the extent such option is exercised, the Optional Debentures are collectively called the “Debentures.” Banc of America Securities LLC (“BAS”) has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Debentures.

          To the extent there are no additional Initial Purchasers listed on Schedule A other than you, the terms “Representative” and “Initial Purchasers” as used herein shall mean you, as Initial Purchaser. The term “Initial Purchasers” shall mean either the singular or plural as the context requires.

          The Debentures will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below) into cash and shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), if any. As used herein, “Conversion Shares” means the Common Stock, if any, to be received by the holders of the Debentures upon conversion of the Debentures pursuant to the terms of the Debentures and certain preferred stock purchase rights attached to such Common Stock. The Debentures will be issued pursuant to an indenture (the “Indenture”) to be dated as of April 25, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

          The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom.

          Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, dated the Closing

Date (as defined in Section 2(b)), between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Debentures and the Conversion Shares, and to use its reasonable best efforts to cause the Registration Statement to be declared effective, if such registration statement is not an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), within the time period specified in the Registration Rights Agreement. This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

          The Company understands that the Initial Purchasers propose to make an offering of the Debentures on the terms and in the manner set forth herein and in the Preliminary Offering Memorandum (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Debentures are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom.

          The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Debentures, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, the term “Offering Memorandum” means, collectively, the preliminary offering memorandum dated as of April 19, 2007 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company. As used herein, each of the terms “Offering Memorandum,” “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed to be incorporated by reference therein. The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended and supplemented as of the Applicable Time (as defined in Section 1(f)) and (ii) the term sheet attached as Exhibit C hereto.

          The Company hereby confirms its agreements with the Initial Purchasers as follows:

          SECTION 1. Representations, Warranties and Covenants of the Company.

          The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

          (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers, the offer, resale and delivery of the Debentures by the Initial Purchasers and the conversion of the Debentures into cash and Conversion Shares, if any, in each case in the manner contemplated by this Agreement, the Indenture, the Disclosure Package and the Final Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities

Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

          (b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require registration under the Securities Act of the Debentures or the Conversion Shares.

          (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.

          (d) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase the Debentures of the Company (except as permitted in this Agreement).

          (e) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum in connection with the offer and sale of the Debentures by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date (as defined in Section 2(c)), the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished to the Company by or on the behalf of the Initial Purchasers consists of the information set forth on Schedule B hereto.

          (f) Disclosure Package. The Disclosure Package as of 1:14 am (Eastern time) on April 20, 2007 (the “Applicable Time”) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished to the Company by or on the behalf of the Initial Purchasers consists of the information set forth on Schedule B hereto.

          (g) Statements in Offering Memorandum. The statements in each of the Disclosure Package and the Final Offering Memorandum under the headings “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations” and in the Company’s Form 10-K for the year ended December 30, 2006 (the “2006 10-K”) under the caption “Item 3: Legal Proceedings,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly present and summarize, in all material respects, the matters referred to therein.

          (h) Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Representative copies of the materials contained in the Disclosure Package and will deliver the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Initial Purchasers.

          (i) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Initial Purchasers’ distribution of the Debentures, any offering material in connection with the offering and sale of the Debentures other than the Disclosure Package and the Final Offering Memorandum.

          (j) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (k) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and, on the Closing Date, the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (l) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (m) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any such shares will not be subject to any preemptive or similar rights.

          (n) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, and, on the Closing Date, will have been duly executed and delivered by the Company.

          (o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, operations or, to the knowledge of the Company, in the business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries have entered into any transactions or agreements, other than in the ordinary course of business or as are disclosed in the Disclosure Package and the Final Offering Memorandum, which are material with respect to the Company and its subsidiaries considered as one entity; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (p) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

          (q) Preparation of the Financial Statements. The financial statements of the Company included in the 2006 10-K and incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules of the Company included in the 2006 10-K and incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X, as promulgated by the Commission (“Regulation S-X”), and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in each of the Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Disclosure Package and the Final Offering Memorandum.

          (r) Incorporation and Good Standing of the Company and its Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in documents furnished to you by the Company. The subsidiaries listed in Schedule C hereto are the only significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company (the “Significant Subsidiaries”). Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (as applicable) under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the financial condition or earnings, business or operations of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (s) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans as described in the Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options or warrants described in the Disclosure Package and the Final Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Significant Subsidiaries other than those described in the Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Final Offering Memorandum constitutes, in all material respects, a fair summary of the information required to be shown with respect to such plans, arrangements, options and rights.

          (t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound (including, without limitation, Getz Bros. Co. Ltd.’s 1.019% Yen-denominated Guaranteed Senior Notes due 2010 or the related Note Purchase Agreement dated as of May 1, 2003, the Company’s Multi-Year $1.0 billion Credit Agreement, dated as of December 13, 2006, with a consortium of lenders and the Company’s Three-Month $700 million Interim Liquidity Facility, dated as of January 25, 2007, with Bank of America, N.A.), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) of this paragraph only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and by the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) of this paragraph only, such conflicts, breaches, Defaults, liens, charges, encumbrances, consents or violations that would not result in a Material Adverse Effect.

          No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and by the Final Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as may be required under applicable securities or blue sky laws of any state or foreign jurisdiction and such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”).

          (u) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened (i) against the Company or any of its subsidiaries which if determined adversely to the Company or such subsidiary, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

          (v) Labor Matters. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as would not have a Material Adverse Effect.

          (w) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Final Offering Memorandum and as would not have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as described in each of the Disclosure Package and the Final Offering Memorandum. Except as set forth in the Disclosure Package and the Final Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

          (x) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          (y) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Disclosure Package and the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are described in the Disclosure Package and the Final Offering Memorandum or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, except such as are described in the Disclosure Package and the Final Offering

Memorandum or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect.

          (z) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed by them in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except as would not have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

          (aa) Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Debentures and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Final Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (bb) Compliance with Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (cc) Insurance. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, each of the Company and its Significant Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are deemed by the Company to be customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All such policies are in full force and effect. The Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Other than in the ordinary course of business or as set forth in the Disclosure Package and the Final Offering Memorandum, and except as would not have a Material Adverse Effect, (i) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and (ii) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

          (dd) No Restrictions on Dividends. No subsidiary or joint venture of the Company (other than any joint venture listed in documents furnished to you by the Company) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Offering Memorandum.

          (ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Debentures or the Conversion Shares to facilitate the sale or resale of the Debentures; provided, however, that this paragraph shall not apply to any stabilization activities conducted by the Initial Purchasers, who shall remain solely responsible for such activities.

          (ff) Related Party Transactions. There are no material related-party transactions involving the Company or any subsidiary or any other person that are not described in the Disclosure Package or the Final Offering Memorandum.

          (gg) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Debentures or the Conversion Shares (as those terms are used in Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

          (hh) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ii) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

          (jj) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (kk) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (ll) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (mm) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

          (nn) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of

ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

          (oo) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          (pp) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Disclosure Package and the Final Offering Memorandum.

          (qq) Sarbanes-Oxley Compliance. The Company and, to the knowledge of the Company, its directors and officers are, and have been, in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (rr) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Final Offering Memorandum is not based on or derived from sources which the Company believes are reliable and accurate in all material respects; it being understood, however, that the Company has not conducted any independent investigation of the accuracy thereof.

          Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

          SECTION 2. Purchase, Sale and Delivery of the Debentures.

          (a) The Firm Debentures. The Company agrees to issue and sell to the several Initial Purchasers the Firm Debentures upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Debentures set forth opposite their names on Schedule A at a purchase price of 99.600% of the aggregate principal amount thereof.

          (b) The Closing Date. Delivery of the Firm Debentures to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY, 10017(or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on April 25, 2007, or such other time and date as may be agreed by the Company and the Representative (the time and date of such closing are called the “Closing Date”).

          (c) The Optional Debentures; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $200 million in aggregate principal amount of Optional Debentures from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Debentures. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within a 13 day period beginning on the date of this Agreement; provided that such notice shall specify a Subsequent Closing Date (as defined below) that is no later than 12 days after the Closing Date. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Debentures as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Debentures and the Optional Debentures). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise and any such Subsequent Closing Date shall occur no later than 12 days after the Closing Date. If any Optional Debentures are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the number of Optional Debentures (subject to such adjustments to eliminate fractional Debentures as the Representative may determine) that bears the same proportion to the total principal amount of Optional Debentures to be purchased as the aggregate principal amount of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Debentures.

          (d) Payment for the Debentures. Payment for the Debentures shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

          It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial Purchasers have agreed to purchase. BAS, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

          (e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Firm Debentures at the

Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Optional Debentures the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Debentures shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

          SECTION 3. Covenants of the Company.

          The Company covenants and agrees with each Initial Purchaser as follows:

          (a) Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the Applicable Time and ending on the date which is the earlier of nine months after the Applicable Time or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representative reasonably objects.

          (b) Amendments and Supplements to the Disclosure Package, the Final Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the Applicable Time or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Disclosure Package or the Final Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, and furnish at its own expense to the Initial Purchasers and to dealers, such amendments or supplements as may be necessary to the Disclosure Package or the Final Offering Memorandum so that the statements in the Disclosure Package or the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing at the time the Disclosure Package or the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Disclosure Package or the Final Offering Memorandum, as amended or supplemented, will comply with law.

          (c) Copies of the Offering Memorandum. The Company agrees to furnish to the Representative, without charge, until the earlier of nine months after the Applicable Time or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as the Representative may reasonably request.

          (d) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to promptly obtain the withdrawal thereof.

          (e) Rule 144A Information. For so long as any of the Debentures are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

          (f) Legends. Each of the Debentures will bear, to the extent applicable, the legend set forth under the heading entitled “Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

          (g) Written Information Concerning the Offering. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Debentures or any other person not in its employ any written information concerning the offering of the Debentures other than the Preliminary Offering Memorandum, the term sheet attached as Exhibit C hereto, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representative.

          (h) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

          (j) Information to Publishers. Prior to the Closing Date, any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Securities Act and are subject to restrictions under Rule 144A of the Securities Act.

          (k) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Debentures to be eligible for clearance and settlement through The Depository Trust Company.

          (l) Rule 144 Tolling. During the period commencing at the Applicable Time and ending two years after the later of the Closing Date and the last Subsequent Closing Date, if any, the Company will not, and will use its best efforts not to permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

          (m) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Debentures sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Final Offering Memorandum.

          (n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (o) Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

          (p) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Debentures.

          (q) Listing. Prior to any issuance of Conversion Shares, the Company will list, subject to notice of issuance, the Conversion Shares on the New York Stock Exchange (the “NYSE”).

          (r) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 30th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of, transfer or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act (except for a registration statement on Form

S-8) in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Debentures and as contemplated by the Registration Rights Agreement); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus, stock purchase or other stock plan or arrangement described in the Disclosure Package and the Final Offering Memorandum; provided, further, that the Company may issue shares of its Common Stock in the circumstances contemplated by the warrant transaction with the Initial Purchaser or its affiliates described in the Disclosure Package and the Final Offering Memorandum.

          (s) Future Reports to Stockholders. If and to the extent required by applicable laws and regulations, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2007), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

          (t) Future Reports to the Representative. Unless otherwise publicly available, for the lesser of (i) three years or (ii) so long as the Debentures are outstanding, the Company will furnish to the Representative at 9 West 57th Street, New York, NY 10022: Attention: Thomas Morrison: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

          (u) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Debentures in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

          (v) No Manipulation of Price. Until the date of completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Debentures; provided, however, that this paragraph shall not apply to any stabilization activities conducted by the Initial Purchasers, who shall remain solely responsible for such activities.

          SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture , (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent registered public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Debentures for offer and sale under the state securities laws, blue sky laws or Canadian provincial securities laws, (vii) the fees and expenses associated with listing the Conversion Shares on the NYSE, (viii) all transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Debentures and (ix) all expenses and fees in connection with admitting the Debentures for trading in the PORTAL Market. Except as provided in this Section 4, Section 8, Section 9 and Section 10 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

          SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Debentures as provided herein on the Closing Date and, with respect to the Optional Debentures, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Debentures, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a) Accountants’ Comfort Letters. On the date hereof, the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, the form of which is attached as Exhibit A.

          (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Debentures, any Subsequent Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;

          (ii) there shall not have been any change or decrease specified in the letter referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Debentures as contemplated by the Disclosure Package and the Final Offering Memorandum; and

          (iii) there shall not have occurred any downgrading, nor shall any written notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (c) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Dorsey & Whitney LLP, counsel for the Company, dated such Closing Date, the form of which is attached as Exhibit B-1, and the favorable opinion of Pamela S. Krop, General Counsel of the Company, dated such Closing Date, the form of which is attached as Exhibit B-2.

          (d) Opinion of Counsel for the Initial Purchasers. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Debentures, the Disclosure Package, the Final Offering Memorandum and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the President or any Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated such Closing Date, to the effect that the signers of such certificate have reviewed the Disclosure Package, the Final Offering Memorandum, any amendment or supplement thereto, and this Agreement, to the effect set forth in subsection (b)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

          (ii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct in all material respects (except that, to the extent that such representations and warranties are qualified with respect to materiality, including without limitation, with respect to a Material Adverse Effect, such representation and warranty shall be true and correct) on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and

          (iii) the Company has complied in all material respects with all the covenants and other agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.

          (f) Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

          (g) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

          (h) PORTAL Designation. The Debentures shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (i) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Debentures, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 8, Section 9, Section 10 and Section 14 shall at all times be effective and shall survive such termination.

          SECTION 6. Representations, Warranties and Agreements of Initial Purchasers

          Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer”, as defined in Rule 144A (a “QIB”). Each Initial Purchaser agrees with the Company that:

          (a) the Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures;

          (b) it has not offered or sold, and will not offer or sell, any Debentures within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the date of closing of the offering except in accordance with Rule 144A to persons whom it reasonably believes to be QIBs;

          (c) neither it nor any person acting on its behalf has made or will make offers or sales of the Debentures in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in the United States, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

          (d) in connection with each sale pursuant to Section 6(c), it has taken or will take reasonable steps to ensure that the purchaser of such Debentures is aware that such sale is being made in reliance on Rule 144A;

          (e) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Debentures shall include a statement that the Debentures have not been registered under the Act and are subject to restrictions under Rule 144A; and

          (f) it acknowledges that additional restrictions on the offer and sale of the Debentures and the Conversion Shares are described in the Disclosure Package and the Final Offering Memorandum.

          SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

          SECTION 8. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or Section 12, or if the sale to the Initial Purchasers of the Debentures on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Debentures, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

          SECTION 9. Indemnification.

          (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement to the foregoing). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Disclosure Package (or any amendment or supplement to the foregoing) are the statements set forth in Schedule B hereto. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 9(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          SECTION 10. Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

          Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Debentures purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and agent of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

          Section 11. Default of One or More of the Several Initial Purchasers. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Debentures that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Debentures to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Debentures set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Debentures set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs exceeds 10% of the aggregate principal amount of Debentures to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

          As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

          Section 12. Termination of this Agreement. On or prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Debentures in the manner and on the terms described in the Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representative and the Initial Purchasers pursuant to Sections 4 and 8 hereof or (b) any Initial Purchaser to the Company.

          Section 13. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Debentures pursuant to this Agreement, including the determination of the public offering price of the Debentures and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.

          Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result thereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their directors, officers, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Debentures and payment for them hereunder or (iii) any termination of this Agreement.

          Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Banc of America Securities LLC 9 West 57th Street New York, New York 10019 Facsimile: (212) 933-2217 Attention: Syndicate Department

with a copy to:

Banc of America Securities LLC 9 West 57th Street New York, New York 10019 Facsimile: (212) 457-3745 Attention: Raymond P. Ko

If to the Company:

St. Jude Medical, Inc. One Lillehei Plaza St. Paul, Minnesota 55117 Facsimile: (651) 481-7690 Attention: Corporate Secretary

          Any party hereto may change the address for receipt of communications by giving written notice to the others.

          Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 11 hereof, and to the benefit of (i) the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, (ii) the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Debentures from any of the several Initial Purchasers merely because of such purchase.

          Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          Section 18. Governing Law Provisions.

          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum, the Disclosure Package and the Final Offering Memorandum (and any amendments and supplements thereto).

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ST. JUDE MEDICAL, INC.

By:	/s/ John C. Heinmiller

Name: John C. Heinmiller
Title: Executive Vice President and Chief Financial Officer

          The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC

Acting as Representative of the several Initial Purchasers named in the attached Schedule A.

By:	/s/ Derek Dillon

Name: Derek Dillon
Title: Managing Director

SCHEDULE A

Initial Purchaser	Aggregate Principal Amount of Firm Debentures to be Purchased
Banc of America Securities LLC	$1,000,000,000

Total	$1,000,000,000

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SCHEDULE B

Information Furnished by the Initial Purchasers

The seventh, eighth, ninth, tenth, eleventh (solely with respect to the first sentence of such paragraph), eighteenth and nineteenth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

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SCHEDULE C

Significant Subsidiaries

Pacesetter, Inc.

St. Jude Medical S.C., Inc. (a/k/a “US Division”)

SJM Puerto Rico BV

Getz Bros. Co. Ltd.

Advanced Neuromodulation Systems, Inc.

St. Jude Medical, Cardiology Division, Inc.

St. Jude Medical, Atrial Fibrillation Division, Inc.

SJM International, Inc.

St. Jude Medical Luxembourg S.a.r.l.

St. Jude Medical Holdings B.V.

St. Jude Medical Enterprise AB

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EXHIBIT A

Form of Accountants’ Comfort Letter

(i)          we are independent accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder;

(ii)         we have performed an audit of the Company’s financial statements for the years indicated in their audit report;

(iii)        in our opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission;

(iv)        we have not audited any financial statements of the Company as of any date or for any period subsequent to December 30, 2006. With respect to the period subsequent to December 30, 2006, we have carried out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; read the minutes of the meetings of the shareholders, directors and audit committees of the Company and the Subsidiaries; and inquired of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 30, 2006, nothing came to our attention which caused us to believe that:

(A)        at April [   ], 2007, there were any changes in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders’ equity of the Company as compared with the amounts shown on the December 30, 2006 consolidated balance sheet included in the Disclosure Package and the Final Offering Memorandum, or for the period from December 31, 2006 through February [   ], 2007 there were any decreases, as compared with the corresponding period in the preceding year in operating profit or earnings before income taxes or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

(B)         at April [   ], 2007, there was any change in the long-term debt of the Company and its subsidiaries of capital stock of the Company or decreases in the shareholder’s equity of the Company as compared with the amounts shown on the December 30, 2006 consolidated balance sheet included in the Disclosure Package and Final Offering Memorandum;

(v)         we have performed certain other specified procedures as a result of which we determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Disclosure Package and Final Offering Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

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EXHIBIT B-1

Form of Opinion of Dorsey & Whitney LLP, Counsel for the Company

          References to the Final Offering Memorandum in this Exhibit B-1 include any supplements thereto at the Closing Date.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture.

          (iii) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Offering Memorandum. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Description of Capital Stock.”

          (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (v) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (vii) The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the

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Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

          (viii) The Conversion Shares initially issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

          (ix) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Offering Memorandum complied when so filed as to form in all material respects with the Exchange Act.

          (x) The statements in the Disclosure Package and the Final Offering Memorandum under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (xi) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in the Purchase Agreement, neither registration of the Debentures under the Securities Act nor qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Debentures by the Company to the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Disclosure Package and the Final Offering Memorandum, it being understood that no opinion is expressed as to any subsequent resale of a Debenture or shares of Common Stock issued upon conversion of the Debentures.

          (xii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated thereby and by the Disclosure Package and the Final Offering Memorandum, except as required under the Securities Act and applicable securities or blue sky laws of any state or foreign jurisdiction and from the NASD.

          (xiii) The execution and delivery of the Purchase Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, Getz Bros. Co. Ltd.’s 1.019% Yen-denominated Guaranteed Senior Notes due 2010 or the related Note Purchase Agreement dated

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as of May 1, 2003 and the Company’s Multi-Year $1.0 billion Credit Agreement, dated as of December 13, 2006, with a consortium of lenders; or (iv) will not result in any violation of any statute, law, rule or regulation, or any judgment, order or decree known to such counsel, applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

          (xiv) The Company is not, and after receipt of payment for the Debentures and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Disclosure Package and the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Offering Memorandum, as of its date or at the Closing Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or related statistical data derived therefrom, included or incorporated by reference in the Disclosure Package, the Final Offering Memorandum or any amendments or supplements thereto).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or any Subsequent Closing Date, as the case may be, shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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EXHIBIT B-2

Form of Opinion of General Counsel of the Company

          References to the Final Offering Memorandum in this Exhibit B-2 include any supplements thereto, at the Closing Date.

          (i) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing (to the extent applicable) under the laws of the jurisdiction in which it is organized, has corporate power and authority to own, or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing (to the extent applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing (to the extent applicable) would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (iii) All of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

          (iv) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

          (v) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (a) by operation of the charter or by-laws of the Company or the Minnesota Business Corporation Act or (b) to the best knowledge of such counsel, otherwise.

          (vi) The issuance of the Conversion Shares will not be subject to any preemptive or similar rights arising (a) by operation of the charter or by-laws of the Company or the Minnesota Business Corporation Act or (b) to the best knowledge of such counsel, otherwise.

          (vii) The statements in the 2006 10-K under the caption “Item 3: Legal Proceedings,” insofar as such statements constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

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          (viii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Disclosure Package or the Final Offering Memorandum, other than those disclosed therein.

          (ix) The execution and delivery of the Purchase Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (a) will not result in any violation of the provisions of the charter or by-laws of any Significant Subsidiary; (b) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of Significant Subsidiary pursuant to, (A) Getz Bros. Co. Ltd.’s 1.019% Yen-denominated Guaranteed Senior Notes due 2010 or the related Note Purchase Agreement dated as of May 1, 2003 and the Company’s Multi-Year $1.0 billion Credit Agreement, dated as of December 13, 2006, with a consortium of lenders or (B) any other Existing Instrument; or (c) will not result in any violation of any statute, law, rule or regulation or any judgment, order or decree known to such counsel, applicable to any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Significant Subsidiary or any of its properties, except with respect to clauses (b) and (c) only, such breaches, defaults, liens, charges, encumbrances or violations that would not result in a Material Adverse Effect.

          (x) To the best knowledge of such counsel, neither the Company nor any Significant Subsidiary (A) is in violation of (i) its charter or by-laws or (ii) any statute, law, rule, judgment, regulation, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties or (B) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Existing Instrument, except with respect to clauses (A)(ii) and (B) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xi) The Company and each Significant Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Disclosure Package and Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package

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or the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Offering Memorandum, as of its date or at the Closing Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or related statistical data derived therefrom, included or incorporated by reference in the Disclosure Package, the Final Offering Memorandum or any amendments or supplements thereto).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or any Subsequent Closing Date, as the case may be, shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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EXHIBIT C

Term Sheet

Banc of America Securities LLC

St. Jude Medical, Inc.
1.22% Convertible Senior Debentures Due 2008

Issuer:	St. Jude Medical, Inc.

Title of securities:	1.22% Convertible Senior Debentures due 2008

Issue price:	100%

Aggregate principal amount offered:	$1.2 billion (including the exercise of the initial purchaser’s option to purchase up to $200 million of additional debentures)

Net proceeds:	$1.194 billion (including proceeds received from the exercise in full of the initial purchaser’s option to purchase additional debentures)

In addition, the issuer will receive approximately $35 million in proceeds from a warrant transaction it entered into in connection with the offering.

Maturity:	December 15, 2008

Annual interest rate:	1.22% per annum

Interest payment dates	June 15 and December 15, commencing June 15, 2007

Call dates:	None

Put dates:	Holders may require the issuer to repurchase all or a portion of their debentures upon the occurrence of a fundamental change.

Conversion price:	$52.06 (approx) per share of common stock

Conversion rate:	19.2101 shares of common stock per $1,000 aggregate principal amount of debentures

Use of Proceeds:

Issuer intends to use (1) approximately $700 million of the net proceeds from this offering and the warrant transaction to repay indebtedness under its interim liquidity facility and commercial paper program incurred to finance $700 million of share repurchases which were completed in February 2007, (2) up to approximately $300 million to repurchase shares of its common stock through one or more block trades with the initial purchaser and/or its affiliates and through subsequent repurchases in the open market pursuant to a new trading plan and (3) approximately $101 million to fund the cost of a convertible note hedge transaction. The remainder of the net proceeds will be used for general corporate purposes

Settlement:	April 25, 2007

Adjustment to conversion rate upon a Public Acquirer Change of Control:

The following table sets forth the stock price, effective date and number of additional shares to be issuable per $1,000 principal amount of debentures. The maximum number of shares issuable per $1,000 of debentures is 23.0501:

Stock Price

Effective Date	$43.38	$45.00	$47.50	$50.00	$52.06	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00

19-Apr-07	3.84	3.31	2.63	2.08	1.70	1.29	0.81	0.33	0.16	0.09	0.06	0.04	0.03	0.02
15-Jun-07	3.84	3.28	2.58	2.02	1.64	1.23	0.74	0.29	0.13	0.07	0.05	0.04	0.03	0.02
15-Sep-07	3.84	3.21	2.48	1.91	1.53	1.11	0.64	0.22	0.09	0.05	0.04	0.03	0.02	0.01
15-Dec-07	3.84	3.17	2.38	1.78	1.39	0.97	0.51	0.15	0.06	0.03	0.02	0.02	0.01	0.01
15-Mar-08	3.84	3.14	2.26	1.63	1.23	0.81	0.37	0.08	0.02	0.02	0.01	0.01	0.01	0.00
15-Jun-08	3.84	3.11	2.11	1.44	1.02	0.60	0.21	0.01	0.00	0.00	0.00	0.00	0.00	0.00
15-Sep-08	3.84	3.04	1.93	1.18	0.73	0.32	0.03	0.00	0.00	0.00	0.00	0.00	0.00	0.00
15-Dec-08	3.84	3.01	1.84	0.79	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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          This communication is intended for the sole use of the person to whom it is provided by the sender.

          The debentures and any issuer common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may only be offered or sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption.

          ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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